Exhibit 24.1

POWER OF ATTORNEY

Bankrate, Inc.

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned Directors and Officers of Bankrate, Inc. (the “Corporation”), a Delaware corporation, hereby names, constitutes and appoints Kenneth S. Esterow, Edward J. DiMaria, and James R. Gilmartin, and each of them, as such person’s true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, and to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”), in connection with the filing with the Commission of an Annual Report on Form 10-K of the Corporation for the fiscal year ended December 31, 2013 (the “2013 Form 10-K”); including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as a member of the Board of Directors of the Corporation to the 2013 Form 10-K and such other form or forms as may be appropriate to be filed with the Commission as he or she may deem appropriate, together with all exhibits thereto, and to any and all amendments or supplements thereto and to any other documents filed with the Commission, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorney-in-fact and agent, acting alone may lawfully do or cause to be done by virtue hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the following persons have duly signed this Power of Attorney in the capacities indicated as of this 25th day of February, 2014.

Signature	Capacity
/s/ Kenneth S. Esterow Kenneth S. Esterow	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Edward J. DiMaria Edward J. DiMaria	Senior Vice President-Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Peter C. Morse Peter C. Morse	Chairman of the Board and Director
/s/ Seth Brody Seth Brody	Director
/s/ Bruce Nelson Bruce Nelson	Director
/s/ Michael J. Kelly Michael J. Kelly	Director
/s/ Richard J. Pinola Richard J. Pinola	Director
/s/ Christian Stahl Christian Stahl	Director
/s/ Mitch Truwit Mitch Truwit	Director